UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
May 27, 2008	0-51715

SPORT-HALEY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1111669
(State of incorporation)	(I.R.S. Employer
Identification Number)

4600 E. 48th Avenue

Denver, Colorado 80216

303/320-8800

(Address of principal executive

offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2008, Sport-Haley, Inc. (the “Company”) and Callaway Golf Company (“Callaway”) entered into a new license agreement whereby the Company continues to be licensed the right to market and sell golf apparel bearing the Ben Hogan® label. A copy of the license agreement, with certain portions omitted pursuant to a Request for Confidential Treatment, is attached as Exhibit 10.1 to this report and is incorporated herein.

The Company has been licensed to market Ben Hogan® apparel since May 2001.  The original license agreement was amended twice and Callaway was assigned the license agreement in September 2003 as part of its acquisition of the prior licensor.  The new license agreement supersedes and replaces the prior license agreement, as amended.  The applicable territory of the license has been expanded to include Canada and the European Union.  The term of the license agreement was extended until December 31, 2013, unless sooner terminated pursuant to the provisions of the agreement.  We continue to pay royalties to Callaway based upon sales of apparel bearing the Ben Hogan® label.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

*Exhibit 10.1 - License Agreement between Sport-Haley, Inc. and Callaway Golf Company executed on May 27, 2008.

*                             Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text where indicated. This exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT-HALEY, INC.

Date: May 30, 2008	By:	/s/ Patrick W. Hurley
Patrick W. Hurley, Chief Financial Officer